One West Wetmore Road

OFFICE LEASE

This date of this lease ("Lease") is January 5, 2006.

1.      FUNDAMENTAL INFORMATION:

(a)	Landlord is Issa and Henrietta Hallaq, as husband and wile.

(b)	Tenant is Nord Resources Corporation, a Delaware Corporation whose address is One West Wetmore Road, Suite 203, Tucson, Arizona, 85705.

(c)	The term of this lease shall be for the period which commences and ends on the dates set forth on Exhibit A unless sooner terminated pursuant to any provision hereof.

(d)

Tenant shall pay Landlord a monthly rental as stated on Exhibit A in lawful money of the United States of America for each and every month of the lease (plus any tax other than net income and estate taxes levied by any Federal, State or local authority upon the rental or the receipt thereof), payable in advance on the first day of each month commencing with the commencement date of the lease. Rent for any period during the term hereof which is for less than one month shall be a pro-rata portion of the monthly installment. Rent shall be payable to Landlord at the address stated herein or to such other persons or at such other places as Landlord may designate in writing.

(e)	The Premises are commonly known as Suite 203, One West Wetmore Road, Tucson, Arizona, 85705, consisting of approximately 3,000 square feet.

(f)	Tenant's Percentage is 30.00%.

(g)	Tenant's Security Deposit is $ 4,592.55.

(h)	Tenant's use of the Premises shall be for general office uses.

(i)	Tenant's base year shall be the Calendar Year 2006.

2.      PREMISES: Landlord leases the Premises to Tenant and Tenant leases the Premises from Landlord for the term, at the rental, and on all the terms, covenants and conditions of this Lease. The Premises are a part of the real property located at One West Wetmore Road, Tucson, Arizona (the "Property").

3.      IMPROVEMENTS: Landlord, at Landlord's sole cost and expense using building standard materials and workmanship shall construct the tenant improvements for the Lease Premises (including paint and carpet) according to a mutually acceptable space plan attached hereto as Exhibit B. Landlord shall prepare the suite to be "Move-In" ready for Tenant as part of the proposed improvements.

4.      (a)      COMMENCEMENT DATE: The commencement date of the lease term ("Commencement Date") shall begin on or before June 1, 2006.

(b)      EARLY OCCUPANCY AND HOLDING OVER: If the Landlord permits Tenant to occupy the Premises prior to the Commencement Date (early occupancy period) all terms and conditions of this Lease shall be deemed in effect. If Tenant remains in possession of the Premises after this Lease terminates without Landlord's written consent, Tenant's occupancy shall be a tenancy from month-to-month subject to all provisions of this Lease and Tenant shall pay rent for each month in the amount of 125% of the monthly rent which applied to the last month of the term plus all other charges payable under this Lease.

(c)      FAILURE OF TENANT TO TAKE POSSESSION: Tenant's inability or failure to take possession of the Premises when delivered by Landlord shall not delay the commencement of the term of this Lease or Tenant's obligation to pay rent.

5.(a)   RENT: Tenant shall pay to Landlord without notice or demand, at the address shown in the lease or as Landlord may notify Tenant in writing from time to time, the rent specified in paragraph 1.d. above, as adjusted pursuant to the provisions of this Lease, in advance, on the first day of each month, commencing on the Commencement Date; provided, however, that if the Commencement Date occurs on a day other than the first day of the month, Tenant shall pay to the Landlord, on the Commencement Date, the prorata amount of monthly rent from the Commencement Date to the end of that month and on the first day of each succeeding month thereafter the monthly installments of rent shall be paid. In addition, and together with each monthly installment of rent, Tenant shall pay to Landlord all rental, sales, excise or use taxes measured or imposed upon rent or the receipt of rent.

(b)      SECURITY DEPOSIT: Tenant shall deposit with Landlord upon execution hereof the Security Deposit specified in paragraph 1.g. above as security for tenant's faithful performance of Tenant's obligations hereunder. If Tenant fails to pay rent or other charges due hereunder, otherwise defaults with respect to any provision of this Lease, Landlord may immediately use, apply or retain all or any portion of said deposit for the payment of any such unpaid rent or other charge or for the payment of any other sum for which Tenant may become obligated by reason of tenant's default, to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of said deposit, Tenant shall within five (5) days after written notice demand therefore deposit cash with Landlord in an amount sufficient to restore said deposit to the full amount hereinabove stated and Tenant's failure to do so shall be a material breach of the Lease. Landlord shall not be required to keep said deposit separated from its general accounts. Any interest generated from said deposit shall accrue to the benefit of Landlord. If, after the expiration of the Lease term, Tenant has performed all of Tenant's obligations hereunder, said deposit, so much thereof as has not therefore been applied by Landlord, shall be returned within a reasonable time, without payment of interest or other increment for its use, to Tenant (or, at Landlord's option to the last assignee, if any, of Tenant's interest hereunder) after Tenant has vacated the Premises. This paragraph shall be construed as cumulative of and not in conflict with Landlord's rights under Paragraph 14 of this Agreement. In no event shall this security deposit be considered as, or be used for or applied against, the last month's rent.

(c)      OPERATING EXPENSE INCREASES: Tenant shall reimburse Landlord, as additional rent, Tenant's Percentage of the increase, if any, of the Operating Expenses (as defined below) for any calendar year during the term of this Lease over the Operating Expenses during the Base Year. The Operating Expenses incurred during the Base Year shall be deemed the Base Year Expenses. The term "Operating Expenses" shall include all operating costs incurred by Landlord in owning, maintaining and operating the Property including without limitation the following costs: (1) utilities and trash removal; (2) cleaning, repair, replacement and maintenance of the Property including the parking lots, Common Area, landscaping, buildings, air conditioning systems and roofs; (3) landscaping services; (4) insurance (including public liability, property damage, earthquake, and fire and extended coverage insurance for the full replacement cost of the Property); (5) supplies; (6) management of the Property, whether managed by Landlord or an independent contractor (not to exceed industry standards); (7) costs, expenditures or charges (whether capitalized or not) required by any governmental authority; (8) amortization of capital expenses (including financing costs) over the useful life of the capital expenditure when (1) required by a governmental entry for energy or water conservation or life safety purposes, or (ii) made by Landlord to reduce Operating Expenses; and (9) any other costs or expenses reasonably incurred by Landlord in connection with the Property. Operating Expenses shall not include leasing costs and tenant improvement costs, or services not uniformly available to or performed for substantially all tenants of the Property.

          After the end of each calendar year following the Base Year, Landlord shall submit to Tenant a statement prepared by Landlord showing the total amount expended by the Landlord for Operating Expenses and showing the Base Year Expenses. Tenant's share of any increase in Operating Expenses over the Base Year Expenses shall be paid to the Landlord by the Tenant within ten (10) days after the receipt of the statement. The statement shall itemize the costs and expenses and the amount of the increase in reasonable detail. If this Lease terminates other than at the end of a calendar year, the costs and expenses shall be prorated for that portion of the calendar year prior to such termination. Upon request, Landlord shall supply tenant such records, invoices, and proof of expenditures that may be reasonably requested to confirm the accuracy of the Landlord's statement but only for the prior 12 months.

6.(a)     COMMON AREA: The term "Common Area" means all areas and facilities of the Property that are provided for the general use and convenience of Tenant and other Tenants of the Property and their invitees. Common Area includes without limitation, pedestrian walkways and patios, landscaped areas, sidewalks, common restrooms, if applicable, and parking areas. The Tenant and its invitees are granted the non-exclusive right to use the Common Area with others who are entitled to use the Common Area subject to the following:

(b)      PARKING: Provided Tenant is not in default hereunder, Tenant shall have the nonexclusive right to use the parking areas on the Property during the term of this Lease, for automobile parking and access purposes, subject to the full and complete right of Landlord to designate certain regulations adopted by Landlord. No delay or failure by Landlord to enforce its parking rules and regulations or its other rights hereunder, and no waiver by Landlord of any breach therefore shall be deemed to be a waiver of any succeeding breach or prevent any subsequent or other enforcement thereof by Landlord.

          Tenant shall have the exclusive right to use two (2) reserved covered parking spaces at no additional charge as defined hereto as Exhibit C.

(c)      RULES AND REGULATIONS: Landlord shall have the right from time to time to establish and modify reasonable rules and regulations for tenants, invitees, customers and guests concerning the maintenance, management, use, and operation of the Common Area; provided, however, that none of the rules and regulations shall alter, affect or modify any of the terms and conditions of this Lease. The rules and regulations in effect at the time this Lease is executed are attached hereto.

(d)      MAINTENANCE AND REPAIR OF COMMON AREA: Landlord shall keep the Common Area in good condition and repair at all times during the term of this Lease.

(e)      REPAIRS AND ALTERATIONS: Landlord reserves the right to make necessary, reasonable or desirable repairs and alterations to the Common Area; provided, however, that no change or alteration in the Common Area shall unreasonably impair or impede the use by the

Tenant of the Common Area. Landlord will use its best efforts to cause repairs and alterations to be made at a time that will minimize interference with Tenant's business.

(f)      TRASH AND WASTE COLLECTION: Tenant, or janitor employed by Tenant, shall deliver all of its waste to the designated area for collection and shall not place or permit waste containers of any type in any areas except the collection area designated by Landlord. Tenant shall pay all costs in connection with the removal from the trash storage area of and disposition of trash and garbage generated by the Tenant's if said trash is in excess of that normally generated in a business office, together with all other janitorial expenses as hereinafter stated.

7.(a)   USE: Tenant shall use the Premises for the purpose set forth in paragraph 1 .h. above and no other use without Landlord's prior written consent.

(b)      CONTINUOUS USE: Tenant shall not leave the Premises unoccupied or vacant for more than thirty (30) consecutive days but shall continuously occupy the premises during the entire term of this Lease.

(c)      COMPLIANCE WITH LAW: Tenant shall at its own expense comply promptly with all municipal, county, state and federal statutes, ordinances, rules, regulations, orders and requirements regulating Tenant's use of the Premises in effect during all or any part of the term. Tenant shall not use or permit the use of Premises in any manner that tends to cause waste, nuisance or unreasonable annoyance including, without limitation, the use of loudspeakers or sound or light apparatus that can be seen or heard outside the Premises.

(d)      INSURANCE: Tenant, at its sole expense, shall comply with any and all requirements of any insurance organization or company for the maintenance of reasonable fire and public liability insurance covering the Premises or the Property.

(e)      INSTALLATION: The installation and location of all machinery, electric wiring, and plumbing shall be subject to the prior written approval of Landlord, which approval will not be unreasonably withheld.

(f)      CONDITION OF THE PREMISES: The Landlord represents that the Premises are zoned, pursuant to the ordinances of the City of Tucson, for general office purposes.

(g)      ADVERTISING AND SIGNS: Tenant shall not place or permit to be placed any sign, advertisement, or any object on the Property or on the exterior walls of the Premises or the windows, or doors of the Premises or in the Common Area, nor make any change thereto without the prior written consent of Landlord, which will not be unreasonably withheld.. If Tenant shall do so Landlord may reenter the Premises and remove the same at Tenant's expense and without notice or obligation to the Tenant. At the termination of this Lease, or an extension thereof, Tenant shall remove all signs of any nature placed on the Property and shall leave the Property free of any signs placed by Tenant. Any damage to the Premises or the Property caused by the installation, maintenance or removal of Tenant's signs shall be repaired at Tenant's sole cost and expense.

(h)      HAZARDOUS MATERIALS: Tenant shall comply with all existing and any hereafter enacted laws or orders regulating any matter which is reasonably determined by landlord or any governmental entity to be hazardous or toxic material ("Hazardous or Toxic Materials"). Tenant shall 'indemnify, defend and hold harmless Landlord from and against any and all claims, demands, judgments, damages, liabilities, costs and expenses of any kind whatsoever in connection with or arising out of any spills or discharges of any Hazardous or Toxic Material due to, contributed to, or caused by Tenant, its principals, employees, customers, clients or invitees. Tenant shall surrender the Premises free of any Hazardous or Toxic Materials. Tenant's obligations with respect to any Hazardous or Toxic Material shall not terminate upon the expiration or other termination of this Lease.

8.      MAINTENANCE, REPAIRS AND ALTERATIONS:

(a)      TENANT'S OBLIGATIONS: By taking possession of the Premises, Tenant shall be deemed to have accepted the Premises as being in a good and sanitary order, condition and ,; v repair. Tenant shall maintain and repair the Premises (including tenant improvements, interior ji_VO glass, entry and interior doors, carpeting, windows and window coverings, paint, equipment and tili personal property located within the Premises) in good condition and repat and, at the end of the lease, leave the premises in good condition (ordinary wear and tear exfeted), and broom clean. Tenant shall repair any damage caused by the removal of its trade fixtures, furnishings and equipment and shall patch and fill holes and repair any damage caused by the removal. Tenant shall be liable for any damage to the Property (including buildings, other tenants' premises, Common Area, fixtures, equipment and personal property) resulting from the intentional or negligent act or omission of Tenant, its employees or invitees. Tenant shall be responsible for the costs of all janitorial services.

(b)      LANDLORDS OBLIGATIONS: Except for items caused by the intentional or negligent act or omission of Tenant, its employees or invitees, Landlord shall maintain, in good condition (the cost for which is covered under paragraph 5(c), the structural part of the building and other improvements in which the Premises are located, including the foundation, bearing and exterior walls (excluding doors) subflooring and roofs, the unexposed electrical, plumbing and sewer systems, the heating, ventilation and air conditioning equipment serving the Premises, except for that which the Tenant is required to maintain pursuant to subparagraph (a) above.

Landlord shall not be liable for any failure to make repairs, or to perform any maintenance unless such failure shall persist for an unreasonable time (which is hereby deemed to be, in most cases, 10 days unless the repairs cannot reasonably be made in that timeframe) after written notice of the need for said repairs and maintenance is given to the Landlord b) Tenant. There shall be no abatement of rent and no liability of Landlord by reason of any injury to or interference with Tenant's business arising from the making of any repairs, alterations or improvements in or to any portion of the Premises, the Property, or to fixtures, appurtenances and equipment therein. Landlord shall have no obligation to shampoo or replace the carpeting or draperies of the Premises during the term or any extension thereof. Landlord shall have no obligation to alter, remodel, improve, repair, decorate, or paint the Premises or any part thereof.

(c)      FAILURE TO PERFORM: If Tenant fails to perform its obligations under this Paragraph 8, Landlord may, at its option, enter the Premises and correct the condition after ten (10) days written notice to Tenant or immediately if the condition affects health or safety. Tenants shall pay Landlord's reasonable cost of the repair immediately upon demand together with interest at the rate of eighteen percent (18%) per annum from the date Landlord performed the repair and until the amount is paid.

(d)      ALTERATIONS: Tenant shall make no alterations, decorations, additions or improvements in or to the Premises without Landlord's prior written consent, which shall not be unreasonably withheld, and then only by contractors or mechanic approved by landlord, which approval shall not be unreasonably withheld. All such work shall be done at such time and in such manner as Landlord may from time to time designate. All work done by or pursuant to the direction and instruction of Tenant shall be performed in full compliance with all laws, ordinances, regulations and requirements of all governmental agencies having jurisdiction. Before commencing any work, tenant shall give Landlord at least five (5) days written notice of the proposed commencement of such work and shall, if required by Landlord, secure at Tenant's own expense, a completion and lien indemnity bond, satisfactory to Landlord for said work.

(e) LIENS: Tenant shall keep the Premises, the building and the property upon which the building is situated, free from any liens arising out of the work performed, materials furnished, or obligations incurred by Tenant. Tenant further covenants and agrees that should any mechanic's lien be filed against the Premises or against the building for work claimed to have been done for, or materials claimed to have been furnished claimed to have been furnished to Tenant, said lien will be discharged within (10) days after the filing thereof, at the cost and expense of Tenant.

9. UTILITIES: Tenant agrees to pay all gas, heat, electric power, telephone service and all other utilities services provided to the Premises and all such services shall be in the name of Tenant without responsibility to Landlord, except water service and sewer service.

10.      REAL PROPERTY TAXES:

(a)      Tenant shall pay Tenant's Percentage of the increase of all real property taxes and assessments levied or assessed against the Property in excess of the real property taxes and assessments levied or assessed against the Property for the Base Year. Landlord shall notify Tenant of Landlord's calculation of Tenant's share of such increase, and together with such notice, shall furnish Tenant with a copy of the appropriate tax bills. Tenant may be required to pay its share of any such increase semi-annually not later than ten (10) days before the taxing authority delinquency date (November 1St and May 1') or ten (10) days after receipt of the notice, whichever is later. If the final year of this Lease is less than a full calendar year, the amount of the increase shall be prorated to reflect the portion of such calendar year that this Lease is in effect.

(b)      Tenant shall pay before delinquent all taxes levied against trade fixtures, furnishings, equipment, improvements and all other personal property located on or about the Premises. Tenant shall attempt to have the trade fixtures, furnishings, fixtures, equipment and all other personal property assessed separately from the real property and billed directly to Tenant. If any property is assessed with Landlord's real property, Tenant shall pay Landlord the taxes attributable to the personal property within thirty (30) days after demand by Landlord containing a written statement showing the taxes on the personal property

(c)      Tenant agrees to pay all taxes, except income tax, which may be levied or assessed upon any rent payment made by Tenant to Landlord.

(d)      Landlord's failure to notify Tenant within the time period referenced above to pay its proportionate share of the taxes specified in subparagraphs (b) and (c) shall not serve as a waiver by Landlord of these amounts.

11.      INSURANCE:

(a)      LIABILITY INSURANCE: Tenant, at its expense, shall obtain and keep in force during the term of this Lease, a policy of comprehensive public liability insurance, insuring Landlord and Tenant against liability arising out of the use or occupancy of the Premises. Such insurance shall provide for a limit of liability of not less than ONE MILLION DOLLARS ($1,000,000.00) for injury to or death of one (1) person in any one (1) accident or occurrence and not less than ONE MILLION DOLLARS ($1,000,000.00) for property damage. The limits of insurance coverage shall not be deemed to limit the liability of Tenant under this Lease. Each such policy shall name Landlord as an additional insured.

(b)      PROPERTY INSURANCE: Landlord shall obtain and keep in force during the term of this Lease a policy or polices of insurance, with reasonable deductibles thereon, covering loss or damage to the Property from all perils included within the classification of fire, extended coverage, vandalism, malicious mischief and special extended perils ("all risk"). This insurance however shall not extend to any fixtures, equipment or personal property of Tenant located on the Property or within the Leased Premises.

(c)      INSURANCE POLICIES: Tenant shall deliver to Landlord certificates evidencing the existence and limits of the insurance required under Paragraph 11(a). The policies shall provide that they may not be canceled or modified or have coverage reduced without ten (10) days prior written notice to the Landlord. Tenant shall not do or permit anything to be done which would invalidate the insurance policies and shall reimburse Landlord for any additional premium Landlord is required to pay as a result of any act of Tenant or Tenant's use of the Premises.

(d)      WAIVER OF SUBROGATION: Landlord and Tenant each waive any and all rights of recovery against the other or against employees, agents, servants, and representatives of the other for loss or damage to its property or the property of others under its control to the extent that such loss or damage is covered by any insurance policy in force at the time of the loss or damage. Landlord and Tenant shall, upon obtaining the policies of insurance required under this Paragraph 11, give notice to the insurance carriers that this mutual waiver of subrogation is contained in this Lease and shall obtain the consent of each carrier.

(e)      INDEMNITY: Tenant shall indemnify and hold Landlord harmless from and against any and all claims arising from Tenant's use of the Premises, or from any activity, work or things done, permitted or suffered by Tenant and shall further indemnify and hold harmless Landlord from and against any and all claims arising from any breach or default in the performance of any obligation on Tenant's part to be performed under the teams of this Lease or arising from any negligence of the Tenant, or any of Tenant's agents, contractors, or employees, and from and against all costs, attorneys' fees, expenses and liabilities incurred in the defense of any such claim or action or proceeding brought thereon; and in case any action or proceeding be brought against Landlord by reason of any such claim, Tenant upon written notice from Landlord shall defend the same at Tenant's expense by counsel satisfactory to Landlord.

(f)      EXEMPTION OF LIABILITY: Tenant hereby agrees that Landlord shall not be liable for injury to Tenant's business or any loss of income therefrom or for damage in the goods, wares, merchandise or other property of Tenant, Tenant's employees, invites, customers, or any other person in or about the premises, nor shall Landlord be liable for injury to the person of Tenant, Tenant's employees, agents or contractors, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water, rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, air conditioning or light fixtures, or from any other cause (unless caused directly by Landlord's own personal negligent act of commission-not omission), whether said damage or injury results from conditions arising upon the Premises or upon other portions of the Property, or from other sources or places, and regardless of whether the cause of such damage or injury or the means of repairing the same is inaccessible to Tenant. Landlord agrees to assign to Tenant any claims Landlord may have against any contractor or subcontractor whose negligence may have caused damage to Tenant. Landlord shall not be liable for any damages arising from any act or neglect of any other tenant of the Property.

12.      TENANT'S FIXTURES: (a)Tenant, when not in default, may remove its unattached, movable, trade fixtures and equipment and upon expiration or termination of this Lease, and if so requested by Landlord, shall immediately remove all fixtures and equipment installed on the Premises by Tenant, whether or not such fixtures and equipment are fastened to the building or other improvements located upon the Premises and regardless of the manner in which they are so fastened; provided, however, that Tenant shall fully repair damages of any kind occasioned by the removal of any such fixtures or equipment and shall leave the Premises and Property in a good, clean and sanitary condition

13. LANDLORD'S RIGHT OF ENTRY: Landlord and its representatives shall have the right, with 24 hours prior notice where there is no emergency involved, to enter the Premises at all reasonable times to inspect, or to maintain the building of which the Premises are a part.

14.      DEFAULT.

(a)      PAYMENT OBLIGATIONS: All of Tenant's payment obligations are due at the time stated in the specific provisions of this Lease. If any monetary amount is not received by the Landlord within ten (10) business days of the due date, then a late charge of ten percent (10%) of such amount due shall be imposed without further notice and payable in addition to such amount, together with interest on the unpaid amount at the rate of 15% per annum until paid. Furthermore, if the Landlord does not receive any monetary amount within five (5) days after the due date, then default shall occur. Landlord shall not be required to give notice of rent due under this Lease.

(b)      DEFAULT SUBJECT TO CURE: If Tenant fails to perform any term, covenant, or condition of this Lease, other than the payment of money, Tenant shall have the time to cure the default stated in the specific provision of this Lease; if none is stated, Tenant shall have thirty (30) days to cure after written demand or notice of default. If the default by its nature cannot be cured within thirty (30) days, Tenant may cure by beginning the cure within thirty (30) days after notice and by diligently prosecuting the cure and by completing it within a reasonable time. If Tenant does not begin the necessary curative action or does not complete it within the applicable period, in addition to any remedy in this Lease, at its option, Landlord may make all necessary payments, perform all work, undertake all repairs, replacements, restoration or completion of the improvements and other property as Landlord determines to be appropriate for the cure of the default and may pay all costs and expenses incurred as a result of the default including without limitation any attorneys' fees, costs, charges and judgments relating to or arising out of the default or Landlord's efforts to cure, to obtain performance or to enforce Tenant's obligations. All such costs and expenses together with all damages and losses which Landlord suffers, sustains, incurs or pays by reason of any such default shall be paid by Tenant to Landlord on demand as additional rent

(c)      OTHER DEFAULTS: Tenant shall be in default if (1) Tenant's leasehold interest is taken upon execution or by other process of law; or (2) Tenant files a voluntary petition under the provisions of any state or federal insolvency or bankruptcy act or (3) a receiver or trustee of Tenant's property is appointed voluntarily or with Tenant's consent or by reason of Tenant's insolvency or inability to pay its debts; or (4) any assignment is made of Tenant's property for the benefit of creditors; or (5) any involuntary petition is filed against Tenant under the provisions of any state or federal insolvency or bankruptcy act and is not dismissed within sixty (60) days after filing.

(d)      TIME OF ESSENCE, COVENANTS AND CONDITIONS: Time is of the essence of this Lease. Every provision of this Lease which Tenant is to perform is both a covenant and a condition of Landlord's performance

(e)      LANDLORD'S REMEDIES: If Tenant defaults and the time to cure, if any, has ended, Landlord may exercise all or any of the following remedies either alone or in combination. These remedies are cumulative; the use of one does not prevent Landlord from exercising another at the same time or a later time.

(1)      Landlord without notice, may reenter and repossess the Premises by any lawful means with or without terminating this Lease and Tenant's liability thereunder, and may remove all persons and property from the Premises and the removed property may be stored in a public warehouse or elsewhere at the cost of and for the account of Tenant and Landlord may attempt to relet the Premises or any part thereof and mitigate the loss. The Landlord may elect to attempt to relet the Premises or any part thereof for such term (which extend beyond the term of this Lease), at such rental and upon such other terms and conditions as Landlord in its sole discretion may deem advisable. Tenant acknowledges that such reletting may require Landlord to offer a period of free rent, which Tenant agrees, will not offset amounts due from tenant hereunder. In the event of such reletting (a) Tenant shall be liable to pay Landlord, in addition to any rent or other sums then due and unpaid, the cost and expense of reletting and of alterations and repairs incurred by Landlord and the amount, if any, by which the rent set forth in this Lease, including escalation thereof, late fees, interest and additional rent for the period of such reletting (up to but not beyond the term of this Lease) exceeds the sum agreed to be paid as rent for the Premises for the period on reletting; or (b) at the option of Landlord rents received by Landlord from reletting shall be applied firstly, to the payment of any indebtedness other than rent due from Tenant to Landlord; secondly, to the payment of any costs and expenses of reletting and alterations and repairs; and thirdly, to the payment of rent due and unpaid, and fourthly, the residue, if any, shall be held by Landlord and applied in payment of future rent as it may become due and payable. If Tenant has been credited with any rent to be received by reletting under option (a) above, and such rent shall not be promptly paid to Landlord by new Tenant, or if such rent received from reletting under option (b) during any month be less than that to be paid during that month Tenant shall pay any such deficiency to Landlord. The deficiency shall be calculated and paid monthly. No entry or taking possessing of the Premises by Landlord shall be construed as an election on its part to terminate this Lease unless a written notice of such intention is given to Tenant or unless the termination thereof be decreed by a court of competent jurisdiction.

(2)      Landlord may collect from Tenant all sums then due, including without limitation, all Landlord's damages defined in subparagraph (1), all additional rent and charges as they become due and all costs of reletting, including, without limitation, all real estate and leasing commissions, alterations and advertising, less only that rent which Landlord actually receives. Reletting does not constitute termination or surrender, but is merely mitigation of the loss, which Landlord shall apply to Tenant's account. In the event Landlord is unable to relet, Tenant shall additionally be obligated to pay to Landlord as damages, the monthly rental amount for each month of free rent extended to Tenant under this Lease.

(3)      Landlord may terminate the Lease, notwithstanding Landlord's previous election to treat the Lease as continuing. After termination, Landlord may exercise any of the other remedies stated in this Paragraph 14(e) alone or in combination. All damages Landlord incurs by reason of a breach, including the cost of recovering the Premises and including the value at the time of such termination of the excess, if and, of the amount of rent and charges equivalent to rent reserved in this Lease for the remainder of the stated term over the then reasonable rental value of the Premises for the remainder of the stated term shall be immediately due and payable from Tenant to Landlord.

(4)      Landlord may exercise any other remedy available at law or in equity including the imposition of a Landlord's lien upon all personal property of the Tenant located upon the Premises upon commencement of the Lease term sufficient to secure all sums due and owing Landlord hereunder.

(5)      Except as otherwise expressly provided in this Lease, any amount due from Tenant to Landlord hereunder which is not paid when due shall bear interest at the rate of eighteen percent (18%) per annum.

(6)      MITIGATION: Landlord shall be deemed to have adequately mitigated its loss by listing the Premises for lease with a qualified real estate broker who maintains an office in Tucson, Arizona. Landlord may relet and may seek to relet upon such terms and conditions and for such rent as Landlord deems appropriate Landlord shall not be deemed to have failed to mitigate its loss by restricting the use to a high quality general business office use.

15.      DAMAGE OR DESTRUCTION:

(a)      TOTAL DESTRUCTION: If at any time during the term, the Premises are totally destroyed by any cause, whether or not covered by insurance, this Lease shall automatically terminate as of the date of destruction without liability to Landlord.

(b)      PARTIAL DAMAGE (INSURED): If the Premises are damaged by any cause covered under Landlord's insurance, Landlord shall repair the damage as soon as reasonably possible after receipt of insurance proceeds and this Lease shall continue in full force and effect.

(c)      PARTIAL DAMAGE (UNINSURED): If the Premises are damaged by a cause not covered under Landlord's insurance, Landlord may either (1) repair the damage at its own expense as soon as reasonably possible and this Lease shall continue in full force and effect, or (2) give Tenant written notice within thirty (30) days after the damage occurs that Landlord intends to terminate the Lease as of the date the damage occurred, in which event Tenant may, within ten (10) days after Landlord's notice, give Landlord written notice Tenant intends to repair the damage at Tenant's own expense without reimbursement from Landlord and this Lease shall continue in full force and effect. If Tenant gives the notice, Tenant shall proceed to make the repairs as soon as reasonably possible. If Tenant does not give the notice within the ten (10) day period, this Lease shall terminate as of the date the damage occurred.

(d)      DAMAGE NEAR END OF TERM: If the Premises are partially damaged during the last twelve (12) months of the term whether insured or not, Landlord, at its option, may terminate this Lease as of the date the damage occurred by giving Tenant written notice within thirty (30) days after the damage occurred.

(e)      ABATEMENT OF RENT: If the Premises are partially destroyed and Landlord repairs the damage under Paragraph 15(c), the rent shall be abated in proportion to the rentable area Tenant was unable to use during the period Tenant could not use the Premises. If Landlord does not begin the repair with a nine (90) days after receipt of the insurance proceeds under Paragraph 15(b), or within ninety (90) days after Landlord's notice of intent to repair under Paragraph 15(c), Tenant may terminate this Lease by giving Landlord written notice any time before the repair begins and the Lease will terminate as of the date of the notice. If the Premises are partially destroyed and Tenant elects to repair the damage under Paragraph 15(c), the rent abatement shell end no more than ninety (90) days after Tenant's notice of intent to repair, If this Lease terminates under this Paragraph 15, Landlord Tenant shall make an equitable adjustment of any advance payments.

16.      CONDEMNATION: If all or any part of the Premises are taken under the power of eminent domain ("condemnation"), this Lease shall terminate as to the part taken as of the date the condemnor takes title or possession, whichever occurs first. In the event of such condemnation Landlord shall have the option to terminate this Lease as of the date title shall vest in the condemnor, or Landlord may restore the part of the Premises remaining after such condemnation to as near its former condition as circumstances will reasonably permit. If all of the Premises shall be so condemned, or there does not remain a portion reasonably adequate for the conduct of Tenant's business, this Lease shall terminate. The entire condemnation award or sales price for the condemnation of all or any part of the Premises and Property shall belong to

Landlord, whether the award is made wholly or partially as compensation for diminution in value of the Leasehold, for the taking of the fee, as severance damages or otherwise. However, any award or compensation for loss or damage to Tenant's trade fixtures, removable personal property and for loss or interruption of Tenant's business shall belong to Tenant.

17.      ASSIGNMENT OF SUBLEASE: Tenant shall not voluntarily or by operation of law assign, transfer, or sublet or otherwise transfer all or any part of Tenant's interest in this Lease or in the Premises without Landlord's prior written consent, which shall not be unreasonably withheld. Any attempted assignment, transfer or subletting without Landlord's consent shall be void and shall constitute a material breach of this Lease, and at the option of the Landlord, shall terminate this Lease.

18.      WAIVER: No waiver by Landlord of any provision of this Lease shall waive any other provision, nor any later breach of the same provision. Landlord's consent to or approval of any act shall not render Landlord's later consent or approval unnecessary. Landlord's acceptance of rent is not a waiver of Tenant's earlier breach of any other provision of this Lease including the timeliness of payment of that part of the rent which Landlord accepted, whether or not Landlord knew of the earlier breach at the time Landlord accepted the rent. None of the provisions of this Lease can be waived by either Landlord or Tenant except by written instrument.

19.      TRANSFER OF LANDLORD'S INTEREST: Landlord reserves the right to sell, assign or transfer this Lease upon the condition that in such event this Lease shall remain in full force and effect, subject to the performance by Landlord of all the terms, covenants and conditions on its part to be performed. Upon any such sale, assignment or transfer, other than merely as security, Tenant agrees to look solely to the assignee or transferee with respect to all matters in connection with this Lease and Landlord shall be completely released from any further obligations.

20.      ARBITRATION: In the event of any dispute under the provisions of Paragraphs 15 and 16 of this Lease, the controversy shall be settled by arbitration. Within five (5) days after a written request for arbitration by either party, each party shall select an arbitrator and the two arbitrators selected shall appoint a third arbitrator within five (5) days thereafter, or if said two arbitrators are unable to agree upon a third arbitrator within five (5) days, the third arbitrator shall be appointed by a Judge of the Superior Court of the County of Pima (as assigned by the court administrator) upon application of either party made after five (5) days written notice to the other party of the time and place of such application. When the three arbitrators have been selected in either of the ways set forth above, they shall, as soon as reasonably possible, hear and determine the controversy. The written determination over the signatures of majority of the arbitrators shall be final, binding and conclusive upon the parties. The cost of arbitration shall be borne equally by the parties.

21.      SUBORDINATION: Landlord reserves the right at any time to place liens and encumbrances on and against the Property and buildings of which the Premises are a part' and this Lease shall be subject, subordinate and inferior to the lien and estate of any liens and encumbrances, renewals, modification, extensions or replacements thereof, now or hereafter imposed by Landlord upon the Property of which the Premises are a part. Tenant agrees to execute and deliver upon demand documents subordinating this Lease to the liens or encumbrances and if Tenant refuses, then Tenant irrevocably appoints Landlord as -Tenant's attorney-in-fact to execute, deliver and record any such documents for or in the name of Tenant. Notwithstanding the foregoing, the Tenant shall not be required to subordinate this leasehold interest to a mortgage or lien against the Premises unless and until the proposed lender agrees to recognize Tenant's leasehold interest if the lender attains ownership or succeeds to Landlord's position under this Lease, either by foreclosure or otherwise.

22.      REIMBURSEMENT: All terms, covenants and conditions of this Lease to be performed by Tenant shall be performed at its sole expense, and if Landlord shall pay any sum of money or do any act which requires the payment of money, by reason of the failure, neglect or refusal of Tenant to perform such term, covenant or condition, the sum of money so paid by Landlord shall be payable by Tenant to Landlord with the next succeeding installment of rent.

23.      NO PARTNERSHIP: It is expressly understood that Landlord does not, in any way nor for any purpose, become a partner with Tenant in the conduct of Tenant's business or otherwise, or a member of a joint enterprise with Tenant, and that any provisions of this Lease relating to the percentage rental payable hereunder are included solely for the purpose of providing a method whereby the rental is to be measured and ascertained.

24.      SUCCESSORS AND ASSIGNS: Subject to the provisions of Paragraph 19, all of the terms, covenants and conditions of this Lease shall be binding upon and insure to the benefit of and shall apply to the respective heirs, executors, administrators, successors, assigns, subtenants and concessionaires, and legal representatives of Landlord an Tenant.

25.      NOTICES: Any notice or demand which Landlord or Tenant is required or permitted to give under this Lease shall be in writing and shall be deemed to have been fully given when made in writing and deposited in the United States Mail certified and postage prepaid and addressed to the Landlord and Tenant at the addresses specified herein or to such other address as the parties may designate from time to time in the manner provided herein. All notices and demands made by mail shall be considered complete three (3) business days after deposit in the United States mail.

26.      ATTORNEY'S FEES: If an action, arbitration or administrative proceeding shall be brought to recover any rental under this Lease, or from or on account of any breach of, or to enforce or interpret any of the terms, covenants or conditions of this Lease, or for the recovery or possession of the Premises, the prevailing party shall be entitled to recover from the other party, as part of the prevailing party's costs, a reasonable attorney's fee, the amount of which shall be fixed by the court, arbitrator or administrative board and shall be made a part of any judgment.

27.      SURRENDER OF LEASE: The voluntary or other surrender of this Lease by Tenant or a mutual cancellation shall not work a merger and shall, at the option of Landlord, terminate any or all existing subleases or concessions, or may, at the option of Landlord, operate as an assignment to it of any or all such subleases or concessions.

28.      EFFECTIVE DATE: This Lease is a binding agreement between Landlord an Tenant and is effective on the date last signed by both Landlord and Tenant although the term of the Lease and the obligation to pay rent may begin on a date later than the effective date.

29.      ESTOPPEL CERTIFICATE: From time to time, within ten (10) days after Landlord's written notice to Tenant, Tenant shall execute, acknowledge and deliver a written estoppel certificate certifying (1) this Lease is unmodified and is in full force and effect or if modified stating such modification and that this Lease is in force and effect subject to said modification, (2) the date that rent and other charges are paid, and (3) acknowledging that there are no uncured defaults on part of Landlord or specifying such defaults if claimed Tenant's failure to deliver the certificate, properly executed, within the said thirty (30) day time, shall be conclusive admission by Tenant that this Lease is in full force and effect without modification, except as may be represented by the Landlord, d that there are no uncured defaults in Landlord's performance. Any such certificate may continuously be relied upon by any prospective purchaser or lender.

30.      TERMINATION BY TENANT: Tenant may not terminate this Lease, withhold rent or obtain damages from Landlord as a result of any default by Landlord, unless Tenant gives Landlord written notice specifying the default in detail and Landlord fails to complete the cure within thirty (30) days. Nothing contained herein shall be deemed to limit or exculpate the Landlord from liability for damage due to the negligence of Landlord, its agents, employees, or contractors.

31.      ENTIRE AGREEMENT: This Lease contains all of the agreements of Landlord and Tenant which relate directly or indirectly to the Premises. This Lease replaces all agreements, whether written or oral, made before the effective date of this Lease or at the same time. Tenant warrants that Tenant has not relied upon any promise, representation or warranty of any person either to induce Tenant to execute this Lease or with respect to the terms, performance or enforcement of this Lease. Tenant acknowledges that no person has any authority to make any oral promise, representation or warranty on Landlord's behalf

32.      INTERPRETATION: Paragraph headings and captions are not a part of this Lease. Captions are for index purposes and are not intended to describe all subjects covered within the paragraph.

33.      CHOICE OF LAW: This Lease is entered into Pima County, Arizona. The performance, interpretation and enforcement of this Lease shall be governed by the laws of the State of Arizona. Tenant agrees to submit to the jurisdiction of courts of the State of Arizona and to venue in Pima County, Arizona.

34.      SEVERABILITY: If any provision of this Lease is found by any court of competent jurisdiction to be unenforceable, the provision shall be severed from the Lease and the remainder of the Lease shall continue in full force and effect.

35.     JOINT AND SEVERAL OBLIGATION: If Tenant is more than one person or entity, the obligations of Tenant shall be joint and several.

"LANDLORD"		"TENANT"

Issa and Henrietta Hallaq,		Nord Resources Corporation,
as Husband and Wife		a Delaware Corporation

By:	/s/ Henrietta Hallaq	By:	/s/ Erland Anderson
Henrietta Hallaq

By:	/s/ Issa Hallaq	Title:	President
Issa Hallaq

Date:	1/13/2006	Date:	12 Jan 2006

EXHIBIT A
FIRST ADDENDUM

          THIS FIRST ADDENDUM is made and entered into this 6th day of January, 2006, by and between Issa and Henrietta Hallaq, as Husband and Wife, hereinafter referred to as "Landlord" and Nord Resources Corporation, a Delaware Corporation hereinafter referred to as "Tenant".

W I T N E S S E T H

          WHEREAS, the parties hereto have entered into this Standard Lease Agreement and First Addendum dated January 6, 2006 (the "Lease"), for those certain Premises identified below located in the building situated at One West Wetmore Road, 203, City of Tucson, County of Pima, State of Arizona (the "Building"); and

          WHEREAS, this First Addendum is attached hereto and constitutes an integral part of the Lease and all references to the Lease shall include this First Addendum;

          NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties do hereby agree to follow, to wit:

LEASE TERM:

The Lease Term shall be for Five (5) years.

RENTAL SCHEDULE:

YEAR	ANNUALRENTALRATE*	MONTHLY RENTAL RATE*
1	$16.00 per RSF per year	$4,000.00
2	$16.48 per RSF per year	$4,120.00
3	$16.97 per RSF per year	$4,242.50
4	$17.48 per RSF per year	$4,370.00
5	$18.01 per RSF per year	$4,502.50

* The monthly rent does not include the rental tax in the City of Tucson (currently two percent (2.0%)) . These rental taxes are subject to governmental change.

EARLY TERMINATION BY TENANT:

Provided that at the time of exercise and on the Termination Date (defined below) no event of default has occurred which remains uncured, Tenant shall have the right to terminate this Lease at the end of the third (3rd) Lease Year (the "Termination Date") on the following terms and conditions. Tenant may exercise the right only by providing written notice (the "Termination Notice") to Landlord not later than one hundred eighty (180) days prior to expiration of the third (3rd) Lease Year. As a condition precedent to the termination of its obligations under the Lease,

Tenant shall deliver to Landlord the Termination Payment, defined below, in good funds, on or before the Termination Date. The Termination Payment shall include unamortized leasing commissions and unamortized costs incurred by Landlord for architectural services, construction and permitting of improvements in connection with Tenant's use of the Premises (collectively, "Construction Costs") based on an amortization period equal to the original Lease Term. Within one hundred twenty (120) days after Tenant's occupancy of the Premises, Landlord shall deliver to Tenant a summary of Construction Costs then-incurred with supporting invoices. If Tenant fails to timely deliver the Termination Notice or the Termination Payment, the foregoing termination right shall be of no further force and effect.

TEMPORARY PREMISES:

Tenant shall temporarily lease Suite 107 located in the Office Building. Tenant's Monthly Base Rent during the first two (2) month of such temporary lease shall be reduced to $1,075.21 (calculated on the basis of Suite 107 being comprised of approximately 1,985 rentable square feet at the rate of $6.50 per rentable square foot; the monthly rent does not include City of Tucson Sales tax currently at 2.0%) . Tenant's Monthly Base Rent thereafter shall be $2,150.42 (calculated on the basis of Suite 107 being comprised of approximately 1,985 rentable square feet at the rate of $13.00 per rentable square foot; the monthly rent does not include City of Tucson Sales tax currently at 2.0%) . The temporary lease of Suite 107 shall commence and the Base Rent be reduced on the date specified in Landlord's notice and continue for a period ending ten (10) days' after Landlord's written notice to Tenant of substantial completion of the Tenant Improvements. All terms and provisions of this Lease, except those pertaining to the description of the Premises, the term and the Base Rent shall pertain to the temporary lease of Suite 107.

RIGHT OF FIRST REFUSAL TO LEASE:

Providing Tenant is not in default of this Lease Agreement, Tenant shall have the Right of First Refusal to lease the adjacent space. Landlord shall grant Tenant five (5) business days from Tenant's receipt of Landlord's written notification whether or not to exercise said Right of First Refusal to lease the space.

OCCUPANCY OF PREMISES:

Should the Premises (Suite 203) not be available for occupancy by Tenant by June 1, 2006, Tenant shall have the right to terminate and rescind this lease at Tenant's sole discretion and option.

          EXCEPT as modified herein, all terms covenants and conditions contained in said lease agreement shall remain in full force and effect.

          IN WITNESS WHEREOF, the parties hereto have affixed their signatures on the day and year first above written.

[SIGNATURES TO APPEAR ON NEXT PAGE]

"LANDLORD"		"TENANT"

Issa and Henrietta Hallaq,		Nord Resources Corporation,
as Husband and Wife		a Delaware Corporation

By:	/s/ Henrietta Hallaq	By:	/s/ Erland Anderson
Henrietta Hallaq

By:	/s/ Issa Hallaq	Title:	President
Issa Hallaq

Date:	1/13/2006	Date:	12 Jan 2006

One West Wetmore Road

Rules and Regulations

1.

No sign, placard, picture, advertisement, name or notice shall be inscribed, displayed or painted or affixed on or to any part of the outside or inside of the Premises or the Property without the prior written consent of Landlord and Landlord shall have the tight to remove any such item without notice to and at the expense of Tenant. Tenant shall not place anything or allow anything to be placed near the glass of any window, door, partition or wall which may appear unsightly from outside the Premises.

2.	The sidewalks, exits, entrances and parking lot shall not be obstructed by any of the Tenants or used by them for any purpose other than for ingress or egress from their respective premises.

3.	Tenant shall not alter any lock or install any new or additional locks or any bolts on any doors of the Premises.

4.	Tenant shall be responsible for any damage resulting from the moving, installation or removal of furniture, safes or equipment.

5.

Tenant shall not use, keep or permit to be use or kept any foul or noxious gas or substance in the Premises, or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Property. Tenant shall not interfere in any way with any other tenants, clients, customers, patients or invites.

6.	No cooking (microwave heating and coffee making excepted) shall be done or permitted by Tenant. Tenant shall not use any method of heating or air conditioning other than that supplied by Landlord.

7.	Tenant shall not use or keep in the Premises or the Property any flammable or combustible fluid or material.

8.

Access to the Property may be refused or restricted unless the person seeking access is known to the Tenant or Tenant's employees or is property identified. Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Property.

9.

Landlord reserves the right to exclude or expel from the Property any person who, in the judgment of the Landlord, is intoxicated or under the influence of liquor or drugs, or who shall do any act in violation of any these Rules and Regulations.

10.	No vending machine or machines of any description shall be installed, maintained or operated upon Property without the prior written consent of Landlord.

11.	Landlord shall have the right, exercisable without notice and without liability to tenant, to change the name and street address of the Premises and the Property.

12.	Tenant shall not solicit, canvass or disturb any occupant, excepting any existing patients/clients, of the Property and shall cooperate to prevent the same.

13.	Landlord shall have the right to control and operate the public portions and public facilities of the Property in such manner as Landlord deems best for the benefit of the tenants generally.

Left Blank Intentionally

Mar 09 06 06:29p Nord Resources Corp 5202920268 p.19

EXHIBIT B

NEW RECEPTION AREA
LEGAL OFF 8° x 15°
REMOVE
REMOVE
OFFICE 16 x 12°
CONF RM 14° x 32°
DIRECTOR 15° x 12°
DIRECTOR 15° x 12°
OFFICE
FOR TABLE
2 T JACK TOP
WALL

Mar 08 2 5202920268

LOCK BOX
RECEPTION
WORK
RM
WOMEN
MEN
CONF
CONF RM
FORMICA
ABOVE

08 08 06:3 Co? 5202920268 P.

LOCAL OFF
8° x 15°
OFFICE
16 x 12°
DIRECTOR
15° x 12°
DIRECTOR
15° x 12°
CONF RM
19° x 32°
WOMEN
MEN
OFFICE
20° x 9°
DN

EXHIBIT C

DUMPSTER
NOT COVERED
NOT COVERED
207
207
203
203
COVERED
103
101
107
107

114772